                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Intermediate Term Series--147

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-32653 of our opinion dated April 8, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 14, 1997